Exhibit g(3)(a)

MAINSTAY FUNDS TRUST

FIRST AMENDMENT TO THE CUSTODY AGREEMENT

THIS FIRST AMENDMENT, dated as of July 16, 2014, to the Custody Agreement dated as of June 16, 2014 (the “Agreement”), is entered into by and between MAINSTAY FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees by adding global fees to the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

MAINSTAY FUNDS TRUST		U.S. BANK, NATIONAL ASSOCIATION
By:		By:
Name:	Stephen P. Fisher	Name:	Michael R. McVoy
Title:	President	Title:	Senior Vice President